EXHIBIT 10.13

NB&T FINANCIAL GROUP, INC.

AMENDED AND RESTATED

2006 EQUITY PLAN

AWARD AGREEMENT

(Employee Award)

NB&T Financial Group, Inc., an Ohio corporation (the “Company”), hereby grants the following award (this “Award”) with respect to common shares, without par value, of the Company (the “Shares”), to the Employee named below. The terms and conditions of this Award are set forth in this Agreement (which includes this cover sheet), in the NB&T Financial Group, Inc. Amended and Restated 2006 Equity Plan (the “Plan”) and in the Plan prospectus. Copies of the Plan and the Plan prospectus are attached. A copy of this Award Agreement must be signed and returned to the President or the Chief Financial Officer of the Company at its executive offices within 60 days of the Award Grant Date or the Award will be deemed forfeited.

Award Grant Date:

Type of Award: Nonqualified Stock Option	Incentive Stock Option

Restricted Stock	Stock Appreciation Right

Name of Employee:

Number of Shares Covered by Award:

If Option or Stock Appreciation Right, Exercise Price per Share: $                , which is intended to be not less than 100% of the Fair Market Value of the Shares on the Option Grant Date.

If Stock Appreciation Right: Cash settlement only	Share settlement only

Vesting Schedule: Subject to all of the terms and conditions set forth in this Agreement and the Plan, your right to acquire Shares under this Award shall vest as follows:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
Less than	percent
but fewer than	percent
but fewer than	percent
or more	100 percent

Award Term:              years

By signing the cover sheet of this Agreement, the undersigned agree to all of the terms and conditions described in this Agreement and in the Plan.

Employee:		Company:
	Signature		Signature

	Typed or printed name		Typed or printed name

Its:

The Plan and Other Agreements

The text of the Plan, as it may be amended from time to time, is incorporated in this Agreement by reference. This Agreement (which includes the cover sheet) and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Certain capitalized terms used in this Agreement are defined in the Plan. You are strongly urged to read the Plan and the Plan prospectus in their entirety.

Vesting

This Award may be exercised or will vest according to the schedule set forth on the cover sheet.

Term

This Award shall expire in any event at the close of business at the Company’s executive offices on the day before the              -year anniversary of the Award Grant Date, as shown on the cover sheet. This Award will expire earlier if your employment by the Company or any Related Entity (“Employment”) Terminates, as described below.

Termination due to Retirement

Upon Retirement:

1. If this Award is a Nonqualified Stock Option or a Stock Appreciation Right, to the extent this Award is not exercisable, this Award will become fully exercisable and may be exercised at any time before the earlier of (a) the expiration date specified in this Agreement or (b) one year after the Retirement date;

2. If this Award is an Incentive Stock Option, to the extent this Award is not exercisable, this Award will become fully exercisable and may be exercised at any time before the earlier of (a) the expiration date specified in this Agreement or (b) three months after the Retirement date; provided, however, that to the extent that this Award is not exercised within three months after the Retirement date, this Award will be treated as a Nonqualified Stock Option and may be exercised by the earlier of (a) the expiration date specified in this Agreement or (b) one year after the Retirement date; and

3. If this Award is Restricted Stock, any portion of the Restricted Stock that is unvested when the Employee Retires will be fully vested upon the Employee’s Retirement.

Termination due to Death or Disability

If your Employment Terminates because of your death or Disability and this Award is an Option or Stock Appreciation Right, this Award will expire at the close of business at the Company’s executive offices on the earlier of the expiration date specified in this Award Agreement or one year after the date of death or Disability. If the Award is Restricted Stock, all unvested Shares will become fully vested when you die or become Disabled.

Termination for Cause

If your Employment is Terminated, or is deemed to have been Terminated, for Cause, this Award will immediately expire. If this Award is an Option or a Stock Appreciation Right, all unexercised portions of the Option or Stock Appreciation Right under this Agreement, whether or not then exercisable or vested, will be forfeited. If the Award is Restricted Stock, all unvested Shares will be forfeited.

Termination for Any Other Reason

If your Employment Terminates for any reason other than because of your Retirement, your death or Disability or because you were Terminated for Cause, and if this Award is an Option or a Stock Appreciation Right, then this Award may be exercised to the extent it is exercisable at the date of Termination at any time before the earlier of (1) the expiration date specified in this Agreement or (2) 90 days after the Termination date. If this Award is an Option or Stock Appreciation Right, to the extent this Award is not exercisable as of the date of Termination, this Award shall be forfeited. If this Award is Restricted Stock, to the extent this Award has not vested, this Award shall be forfeited.

Beneficiary Designation

You may name a Beneficiary or Beneficiaries to receive or to exercise this Award at your death, to the extent this Award is vested or exercisable as set forth elsewhere in this Agreement and the Plan. Such a designation may be done only on the attached Beneficiary Designation Form and by following the rules in that Form. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

No Rights to Continue as Employee

Neither this Award nor this Agreement gives you the right to continued Employment by the Company or any Related Entity.

Adjustments

The Committee may adjust the number of Shares covered by this Award and the Exercise Price per Share, if any, under certain circumstances as provided in the Plan. Notwithstanding anything to the contrary contained in this Agreement, upon a Change in Control, this Award (and the vesting thereof) shall be subject to the provisions of Article 10.00 of the Plan. The Committee also retains the right to amend the Plan and this Agreement without any additional consideration to you to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or this Agreement (or both) before those amendments.

Transfer of Award

Except as provided in the Beneficiary Designation section above, this Award may not be transferred except by will or the laws of descent and distribution and, during your lifetime, may be exercised only by you or your guardian or legal representative.

Withholding Taxes

You will not be allowed to exercise this Award, if it is an Option or a Stock Appreciation Right, and you will not receive vested unrestricted Shares if this Award is Restricted Stock, unless you make arrangements acceptable to the Committee to pay any withholding or other taxes that may be due as a result of the exercise or vesting of this Award or the sale of Shares acquired under this Award.

Certain Provisions if this Award is an Option

Notice of Exercise. When you wish to exercise this Award, you must notify the Company by delivering an appropriate “Notice of Exercise” to the Committee, in care of either the President or the Chief Financial Officer of the Company at the Company’s executive offices. A copy of such Notice of Exercise is attached to this Agreement. Your notice must specify how many Shares you wish to purchase (which must be a whole number of Shares) and how your Shares should be registered (in our name only, or in your and your spouse’s names as joint tenants or as joint tenants with right of survivorship). Your notice will be effective when it is received by the Company at the Company’s executive offices. If someone else wants to exercise this Award after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment. When you submit your notice of exercise, you must include payment of the Exercise Price per Share for the Shares you are purchasing. Payment may be made in cash, a cashier’s check or a money order, or you may exercise this Option by tendering Shares you already have owned for at least six months and that have a Fair Market Value on the exercise date equal to the Exercise Price per Share for the Shares you are purchasing. You are urged to read carefully the taxation discussion in the Plan prospectus before exercising your Option.

Restrictions on Exercise and Resale. By signing this Agreement, you agree not to exercise this Award or sell any Shares acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Award if the issuance of shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Award shall not be exercisable if the Committee determines, in its sole discretion, that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any issuance of securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth on the cover page other than to limit the periods during which this Award shall be exercisable.

No Shareholder Rights. Neither you, nor your estate or heirs, shall have any rights as a shareholder of the Company with respect to the Shares underlying this Award until this Award has been exercised and a certificate for the Shares being acquired has been issued. No adjustments will be made for dividends or other rights if the applicable record date occurs before the certificate for the Shares is issued, except as described in the Plan.

Certain Provisions if this Award is a Stock Appreciation Right

Notice of Exercise. When you wish to exercise this Award, you must notify the Company by delivering an appropriate “Notice of Exercise” to the Committee, in care of either the President or the Chief Financial Officer of the Company at the Company’s executive offices. A copy of such Notice of Exercise is attached to this Agreement. Your notice must specify the number of Shares (which must be a whole number of Shares) with respect to which you wish to exercise this Award. If the cover sheet of this Agreement provides that the Stock Appreciation Right is to be settled in Shares, you must also specify how your Shares should be registered (in our name only, or in your and your spouse’s names as joint tenants or as joint tenants with right of survivorship). Your notice will be effective when it is received by the Company at the Company’s executive offices. If someone else wants to exercise this Award after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Restrictions on Exercise and Resale. By signing this Agreement, you agree not to exercise this Award or sell any Shares acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Award if the issuance of shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Award shall not be exercisable if the Committee determines, in its sole discretion, that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any issuance of securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth on the cover page other than to limit the periods during which this Award shall be exercisable.

No Shareholder Rights. Neither you, nor your estate or heirs, shall have any rights as a shareholder of the Company with respect to the Shares underlying this Award unless and until this Award has been exercised and a certificate for the Shares being acquired has been issued, if this Award may be settled in Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before the certificate for the Shares is issued, except as described in the Plan.

Certain Provisions if this Award is Restricted Stock

Shareholder Rights. You may exercise full voting rights associated with the Restricted Stock and will be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock; provided, however, that if any dividends or other distributions are paid in Shares, those Shares will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were issued.